                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): May 7, 2003

                               Crown Crafts, Inc.
                               ------------------

             (Exact name of registrant as specified in its charger)

            Georgia                                 1-7604                               58-0678148
            -------                                 ------                               ----------
(State or other jurisdiction of             (Commission File Number)                   IRS Employer
          incorporation)                                                          Identification Number)

916 South Burnside Avenue, Gonzales, LA                                                  70737
---------------------------------------                                                  -----
(Address of principal executive offices)                                               (Zip Code)

        Registrant's telephone number, including area code: (225)647-9100

Item 5.  Other Events

         Crown Crafts, Inc., a Georgia corporation (the "Company"), and Wynnefield Capital Management, LLC, a Delaware limited liability company ("Wynnefield"), entered into that certain Support Agreement dated as of May 7, 2003 (the "Agreement"), which provides for certain restrictions on the acquisition, transfer and voting of shares of the capital stock of the Company by Wynnefield and other persons controlled by Wynnefield who are also shareholders of the Company (collectively with Wynnefield, the "Wynnefield Group"). Pursuant to the Agreement, the Wynnefield Group may acquire, in the aggregate, up to 20% of the outstanding shares of the capital stock of the Company.

         The description contained herein of the Agreement is qualified in its entirety by reference to the terms of such document, which is attached hereto as an exhibit and incorporated herein by this reference.

Item 7.  Financial Statements and Exhibits

        (c)      Exhibits
                 10.1 Support Agreement dated as of May 7, 2003 by and between the Company and Wynnefield Capital Management, LLC.



                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                   CROWN CRAFTS, INC.

Date: May 9, 2003                                  /s/  E. Randall Chestnut
      -----------                                  ----------------------------
                                                   E. Randall Chestnut
                                                   President and CEO

                                  EXHIBIT INDEX


         EXHIBIT
         NUMBER            DESCRIPTION
         -------           -----------
         10.1              Support Agreement dated as of May 7, 2003 by and
                           between the Company and Wynnefield Capital
                           Management, LLC.